JOHN HANCOCK ADVISERS, INC.
                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                                December 2, 1996



Sovereign Asset Management Corporation
101 Huntington Avenue
Boston, Massachusetts   02199


Ladies and Gentlemen:

         John Hancock Advisers, Inc. ("Advisers") is incorporated in Delaware with its principal place of business at 101 Huntington Avenue, Boston, Massachusetts to engage in the business of an investment adviser to investment companies. Subject to the approval of the Board of Trustees of John Hancock Investment Trust (the "Trust"), Advisers has selected Sovereign Asset Management Corporation, a Delaware corporation under common control with Advisers ("SAMCo."), to provide portfolio management services for John Hancock Sovereign Investors Fund (the "Investors Fund") and with respect to the equity investments of John Hancock Sovereign Balanced Fund ("Balanced Fund") (collectively, the "Funds"). You agree that you are willing to provide such services for the Funds and, accordingly, Advisers and you agree as follows:

         1. Delivery of Documents. The Trust or Advisers has furnished you with copies, properly certified or otherwise authenticated, of each of the following Fund documents:

         (a) Amended and Restated Declaration of Trust dated July 1, 1996 (the "Declaration");

         (b)      By-Laws of the Trust as in effect on the date hereof;

         (c) resolutions of the Board of Trustees selecting SAMCo. to perform portfolio Management services for the Funds and approving the form of this Agreement;

         (d) commitments, limitations and undertakings made by the Funds to state securities or "blue sky" authorities for the purpose of qualifying shares of the Funds for sale in such states; and

         (e)      the Trust's Code of Ethics.

         The Trust or Advisers will furnish you from time to time with copies, properly certified or otherwise authenticated, of all amendments of, or supplements to, the foregoing, if any.

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

2. Portfolio Management Services. You will use your best efforts to provide to each Fund continuing and suitable portfolio management services, consistent with the investment policies, objectives and restrictions of each Fund. In the performance of your duties hereunder, subject always (x) to the provisions contained in the documents delivered to you pursuant to Section 1 above, as each of the same may from time to time be amended or supplemented and (y) to the limitations set forth in the registration statement of the Trust as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, you will, at your expense:

         (a) furnish each Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio securities;

         (b) assist each Fund in connection with policy decisions to be made by the Board of Trustees or any committee thereof with respect to the Fund's investments and, as requested, furnish each Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

         (c)      assist  each  Fund  in  any   negotiations   relating  to  its
                  investments   with   issuers,    investment   banking   firms,
                  institutions and investors;

         (d) consistent with the provisions of Section 5 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities with brokers or dealers selected by you; provided, that in connection with the placing of such orders and the selection of such brokers or dealers you shall seek to obtain execution and pricing within the policy guidelines determined by the Board of Trustees and set forth in the Prospectus and Statement of Additional Information of each Fund as in effect from time to time; and provided, further, that Advisers shall have final supervisory authority with respect to investment decisions concerning the purchase, sale or exchange of portfolio securities;

         (e) from time to time and at any time requested by the Board of Trustees of the Trust or Advisers, make reports to the Trust or Advisers, as the case may be, of your performance of the foregoing services;

         (f) maintain and preserve on the Funds' behalf the records that come to rest with you in your performance hereunder and that are required by the Investment Company Act of 1940, as amended, to be maintained and preserved by the Funds (you agree that such records are the property of the Funds and shall be surrendered to the Trust or Advisers promptly upon request therefor); and

         (g) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as you may deem necessary or useful in the discharge of your duties hereunder.

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

         3. Expenses. You will pay any expenses incurred by you in connection with the performance of your duties hereunder.

         4. Compensation. For all services to be rendered and expenses paid or assumed by you as herein provided, Advisers will pay you monthly, out of the advisory fee that Advisers receives from each Fund, a fee equal on an annual basis to 40% of the advisory fee received by Advisers from Investors Fund and 40% of the advisory fee received by Advisers from Balanced Fund with respect to the equity securities held in the portfolio of Balanced Fund during such month. For this purpose, equity securities shall be defined as common and preferred stocks; direct equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; warrants; and options and futures contracts based on equity securities or indices composed of equity securities.

         5. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Funds, neither you nor any of your directors, officers or employees shall act as principal or agent or receive any commission. If any occasion shall arise in which you advise persons concerning the shares of the Funds, you will act solely on your own behalf and not in any way on behalf of the Funds or the Trust.

         6. No Partnership or Joint Venture. The Trust, Advisers and you, and any subset of such parties, are not partners or joint venturers with each other and nothing herein shall be construed so as to make any of them such a partner or joint venturer or impose any liability on any of them as such.

         7. Limitation of Liability. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by Advisers or the Funds in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties under this Agreement or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as your employee or agent.

         8. Responsibility of Advisers. Notwithstanding this Agreement, Advisers shall remain ultimately responsible for all of its obligations under the Investment Management Contract between the Trust on behalf of the Funds and Advisers.

         9. Duration and Termination of this Agreement. This Agreement shall become effective on the date hereof and shall remain in force until June 30, 1997 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Board of Trustees of the Trust who are not interested persons of you, Advisers or (other than as Trustees) the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Board of Trustees of the Trust or (ii) a majority of the outstanding voting securities of the respective Fund. This Agreement may, on 60 days' written notice, be terminated as to either fund at any time without the payment of any penalty by the Fund (by vote of a majority of the outstanding voting securities of the Fund or by the Board of

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

Trustees), by Advisers or by you. This Agreement shall terminate automatically in the event of its assignment or in the event of the assignment or termination of the Investment Management Contract between the Trust on behalf of the applicable Fund and Advisers.

        10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of you, Advisers or (other than as Trustees) the Trust, cast in person at a meeting called for the purpose of voting on such approval. In interpreting the provisions of Section 9 above and this Section 10, the definitions contained in Section 2 (a) of the Investment Company Act of 1940, as amended, shall be applied (particularly the definitions of "assignment," "interested person" and "voting security").

        11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                Very truly yours,

                                                JOHN HANCOCK ADVISERS, INC.



                                                By: /s/ Edward J. Boudreau, Jr.
                                                    ----------------------------
                                                    Edward J. Boudreau, Jr.
                                                    Chairman of the Board
                                                    and Chief Executive Officer

The foregoing contract
is hereby agreed to as
of the date hereof.

SOVEREIGN ASSET MANAGEMENT CORPORATION



By: /s/ Anne C. Hodsdon
    ----------------------------
     Anne C. Hodsdon
     President


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